Filed Pursuant to Rule 424(b)(3)
Registration No. 333-268197
Prospectus supplement
(To prospectus dated November 7, 2022)
First Watch Restaurant Group, Inc.
5,000,000 Shares of Common Stock Offered by Selling Stockholders
The selling stockholders identified in this prospectus supplement are offering 5,000,000 shares of our common stock. We are not selling any shares under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholders. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FWRG.” On August 6, 2025, the last sale price of our common stock as reported on Nasdaq was $18.83 per share.
Investing in our common stock involves risk. See “Risk Factors” on page S-9 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters have agreed to purchase our common stock from the selling stockholders at a price of $17.70 per share, which will result in $88.5 million of proceeds to the selling stockholders before expenses. The selling stockholders will receive all of the proceeds from this offering.
The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information regarding underwriters compensation.
The underwriters expect to deliver the shares of common stock against payment in New York, New York on August 8, 2025.

Barclays	Goldman Sachs & Co. LLC
The date of this prospectus supplement is August 6, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

Neither we, the selling stockholders nor the underwriters, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses thereto that we have prepared. Neither we, the selling stockholders nor the underwriters, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement and the accompanying prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus supplement, the accompanying prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Unless the context requires otherwise, references to “our company,” “the Company,” “we,” “us,” “our” and “First Watch” refer to First Watch Restaurant Group, Inc. and its direct and indirect subsidiaries on a consolidated basis.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information appearing elsewhere in this prospectus supplement or documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before making a decision to participate in the offering. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information presented under “Risk Factors” and the information that is incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report and the Quarterly Reports referred to below (including, without limitation, matters discussed therein under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our financial statements and related notes) before making an investment decision.
Business Description
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s award winning chef-driven menu includes elevated executions of classic favorites for breakfast, brunch and lunch. For three consecutive years, First Watch was named a Top 100 Most Loved Workplace® by Newsweek and the Best Practice Institute, including being named the #1 Most Loved Workplace in 2024. On October 1, 2021, the Company’s common stock began trading on Nasdaq under the ticker symbol “FWRG.”
Our Sponsor
Founded in 1984, Advent International, L.P. (“Advent”) has invested in more than 430 private equity transactions across more than 40 countries and as of March 31, 2025, had over $94 billion in assets under management. Advent’s current portfolio comprises investments across five core sectors, including business & financial services, consumer, healthcare, industrial, and technology. The Advent team includes more than 320 investment professionals across Europe, North America, Latin America and Asia.
Following the closing of this offering, funds managed by Advent are expected to own approximately 15.88% of our outstanding common stock. As a result, Advent will continue to exercise significant voting influence over fundamental and significant corporate matters and transactions. See “Risk Factors” and “Selling Stockholders.”
Corporate Information
First Watch Restaurant Group, Inc. was incorporated in Delaware on August 10, 2017, under the name AI Fresh Super Holdco, Inc. We changed our name on December 20, 2019 to First Watch Restaurant Group, Inc. Our principal executive offices are located at 8725 Pendery Place, Suite 201, Bradenton, FL 34201, and our telephone number is (941) 907-9800. Our corporate website address is www.firstwatch.com. Our corporate website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING

Issuer:	First Watch Restaurant Group, Inc.

Common stock offered by us:	None.

Common stock offered by the selling stockholders:	5,000,000 shares of common stock.

Common stock to be outstanding prior to and after this offering:	61,023,971 shares of common stock.

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of our common stock in this offering. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Dividend policy:	We do not anticipate paying any dividends on our common stock for the foreseeable future; however, we may change this policy in the future. See “Dividend Policy.”

Risk factors:
Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement beginning on page S-9 for a discussion of factors you should carefully consider before investing in our common stock.

Listing:	Our common stock is listed on Nasdaq under the symbol “FWRG.”
Except as otherwise indicated, the number of shares of our common stock outstanding after this offering is based on 61,023,971 shares outstanding as of August 1, 2025 and:
•excludes 2,793,732 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $9.36 per share, which stock options were granted under our 2017 Omnibus Equity Incentive Plan (the “2017 Plan”);
•excludes 1,486,462 shares of our common stock underlying restricted stock units and 875,362 of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $12.66 per share, in each case, that were granted under the First Watch Restaurant Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”); and
•excludes an aggregate of 4,660,827 shares of our common stock that will be available for future equity awards under the 2021 Plan.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://investors.firstwatch.com).
We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on March 11, 2025 (the “Annual Report”);
•our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2025 and June 29, 2025, filed with the SEC on May 6, 2025 and August 5, 2025 (the “Quarterly Reports”);
•the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•our Current Reports on Form 8-K, filed with the SEC on March 14, 2025 and May 21, 2025.
We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. You should direct requests for those documents to:
Chief Legal Officer, General Counsel & Secretary
First Watch Restaurant Group, Inc.
8725 Pendery Place, Suite 201
Bradenton, FL 34201
Email: investorrelations@firstwatch.com
We maintain an internet site at https://www.firstwatch.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement and the accompanying prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report and our Quarterly Reports, which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, environmental, business, competitive, market and regulatory conditions and the following:
•our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession;
•uncertainty regarding the Russia and Ukraine war;
•war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events;
•our vulnerability to changes in economic conditions and consumer preferences;
•our inability to successfully open new restaurants or establish new markets;
•our inability to effectively manage our growth;
•potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants;
•a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located;
•lower than expected same-restaurant sales growth;
•unsuccessful marketing programs and limited time new offerings;
•changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants;
•our inability to compete effectively for customers;
•unsuccessful financial performance of our franchisees;
•our limited control over our franchisees’ operations;
•our inability to maintain good relationships with our franchisees;

•conflicts of interest with our franchisees;
•the geographic concentration of our system-wide restaurant base in the southeast portion of the United States;
•damage to our reputation and negative publicity;
•our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media;
•our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients;
•information technology system failures or breaches of our network security;
•our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection;
•our potential liability with our gift cards under the property laws of some states;
•our failure to enforce and maintain our trademarks and protect our other intellectual property;
•litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees;
•our inability to identify, hire, train and retain qualified individuals for our workforce;
•our failure to obtain or to properly verify the employment eligibility of our employees;
•our failure to maintain our corporate culture as we grow;
•unionization activities among our employees;
•employment and labor law proceedings;
•labor shortages or increased labor costs or health care costs;
•risks associated with leasing property subject to long-term and non-cancelable leases;
•risks related to our sale of alcoholic beverages;
•costly and complex compliance with federal, state and local laws, including trade and tax policies;
•changes in accounting principles applicable to us;
•our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism;
•our inability to secure additional capital to support business growth;
•our level of indebtedness;
•failure to comply with covenants under our credit facility; and
•the interests of Advent, our largest stockholder, may differ from those of public stockholders.
See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus from our filings with the SEC, including our Annual Report and our subsequent filings with the SEC, as incorporated by reference into this prospectus supplement and the accompanying prospectus.

Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider each of the following risk factors, together with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as the other information set forth under “Risk Factors” contained in our Annual Report and our Quarterly Reports, and our consolidated financial statements and related notes contained in our Annual Report, before investing in our common stock. The occurrence of any of the risks described below and under “Risk Factors” in our Annual Report and our Quarterly Reports could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, prospects, financial condition, results of operations and cash flow. See “Cautionary Note Regarding Forward-Looking Statements.”
If the ownership of our common stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest. Although we are no longer a “controlled company” within the meaning of the rules of the Nasdaq, Advent will continue to exert substantial influence over us.
Following the closing of this offering, Advent will indirectly beneficially own approximately 15.88% of our outstanding common stock. Although we are no longer a “controlled company” within the meaning of the Nasdaq listing rules, Advent indirectly beneficially owns shares sufficient to significantly influence all matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.
This concentration of ownership may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Advent may not always coincide with our interests or the interests of our other stockholders. This concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of us. Also, Advent may seek to cause us to take courses of action that, in its judgment, could enhance its investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our common stock could decline or stockholders might not receive a premium over the then-current market price of our common stock upon a change in control. In addition, this concentration of share ownership may adversely affect the trading price of our common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders.
If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if our results of operations do not meet the expectations of the investor community, or one or more of the analysts who cover our company downgrade our stock, our stock price could decline. As a result, you may not be able to sell shares of our common stock at prices equal to or greater than the price of common stock sold in this offering.
The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders, and you may lose all or part of your investment.
Shares of our common stock sold in this offering may experience significant volatility on Nasdaq. An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to be highly volatile or subject to wide fluctuations. The market price of our common stock may fluctuate or may decline significantly in the future and you could lose all or part of your investment.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
•variations in our quarterly or annual results of operations;
•changes in our earnings estimates (if provided) or differences between our actual results of operations and those expected by investors and analysts;
•reduced customer traffic due to illness, quarantine or government or self-imposed restrictions placed on our restaurants’ operations;
•changes in consumer spending behaviors (e.g. decrease in consumer confidence in general macroeconomic conditions or a decrease in consumer discretionary spending);
•the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;
•additions or departures of key management personnel;
•any increased indebtedness we may incur in the future;
•announcements by us or others and developments affecting us;
•actions by institutional stockholders;
•litigation and governmental investigations;
•legislative or regulatory changes;
•judicial pronouncements interpreting laws and regulations;
•changes in government programs;
•changes in market valuations of similar companies;
•speculation or reports by the press or investment community with respect to us or our industry in general;
•announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments; and
•general market, political and economic conditions, including local conditions in the markets in which we operate, as well as global geopolitical tensions.
These broad market and industry factors may decrease the market price of our common stock, regardless of our actual financial performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.
The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets.
As of August 1, 2025, we had 61,023,971 shares of common stock outstanding. Of our issued and outstanding shares, all of the shares of common stock sold in this offering are freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following the closing of this offering, approximately 15.88% of our outstanding common stock will be indirectly beneficially owned by Advent, and can be resold into the public markets in the future in accordance with the requirements of Rule 144.

We, the selling stockholders and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:
•sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act,
•otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
•publicly announce an intention to do any of the foregoing for a period of 30 days after the date of this prospectus without the prior written consent of the underwriters.
This restriction terminates after the close of trading of the common stock on and including the 30th day after the date of this prospectus. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the 30-day period, release all or any portion of the securities subject to lock-up agreements. See “Underwriting — No Sales of Similar Securities.”
Sales of substantial amounts of our common stock in the public market, or the possibility that such sales may occur, may cause the market price of our common stock to decrease. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

USE OF PROCEEDS
We are not selling any shares of common stock under this prospectus supplement and we will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS
Unless the context otherwise requires, as used in this prospectus supplement and the accompanying prospectus, “selling stockholders” includes the selling stockholders named in the table below.
The following table shows information as of August 5, 2025 regarding (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares being offered under this prospectus supplement by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose.
The percentage of shares owned both prior to and following the completion of the offering of shares of common stock pursuant to this prospectus supplement is based on 61,023,971 shares of common stock outstanding as of August 1, 2025.

	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this offering	Shares of common stock beneficially owned after completion of this offering
Name of selling stockholders	Number of shares	Percentage of shares	Number of shares	Number of shares	Percentage of shares
Funds managed by Advent International, L.P.(1)	14,689,784	24.07%	5,000,000	9,689,784	15.88%
__________________
(1)Amount includes: (i) 880,388 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 955,585 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 712,499 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 1,112,575 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 2,685,263 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 438,593 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 375,104 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 111,158 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 984,788 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 915,732 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 899,896 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 2,065,075 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 417,733 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 708,503 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 422,243 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 383,741 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 32,494 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 202,513 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 39,045 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 27,015 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 319,841 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”).
GPE VIII GP S.à r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership.
Advent is the manager of Advent International GPE VIII, LLC, and Advent International GP, LLC (“Advent GP”) is the general partner of Advent. Each of Advent and Advent GP may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds. Investment decisions by Advent are made by an investment committee currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined herein) of the purchase, ownership and disposition of our common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders (as defined herein) who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are a holder who is subject to special treatment under U.S. federal income tax laws, such as certain financial institutions or financial services entities, insurance companies, tax-exempt entities or governmental organizations, tax-qualified retirement plans, “qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds), dealers in securities or currencies, persons who have elected to mark securities to market, entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners thereof), foreign branches, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, holders that acquired our common stock in a compensatory transaction, holders subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this discussion does not address estate or gift taxes, any alternative minimum tax, the Medicare tax on certain investment income or any state, local or foreign taxes or any U.S. federal tax laws other than U.S. federal income tax laws.
You are urged to consult with your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock, as well as the application of any state, local, or foreign income and other tax laws or tax treaties.
As used in this section, a “non-U.S. holder” is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States,
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,
•an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.
If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a holder of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partnership or other pass-through entity, and any partner in such a partnership or owner of such a pass-through entity, holding shares of our common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
Distributions on Common Stock
Although we do not currently anticipate doing so in the foreseeable future (as discussed in the section entitled “Dividend Policy”), if we do pay distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “— Dispositions of Common Stock.”
Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate, subject to the discussion below regarding effectively connected income. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your own tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid Internal Revenue Service (“IRS”) Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide the applicable withholding agent with a valid IRS Form W-8ECI (or applicable successor form) properly certifying such exemption. Such effectively connected dividends, although generally not subject to withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Dispositions of Common Stock
Subject to the discussion below on backup withholding and other withholding requirements, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:
•the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply),

•the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S holder has timely filed U.S. federal income tax returns with respect to such losses), or
•we are, or have been, a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder’s holding period for our common stock.
Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to a disposition of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. No assurance can be provided that our stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You should consult your tax advisor about the consequences that could result if we have been, are or become a USRPHC.
If any gain from the sale, exchange or other disposition of our common stock (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected gain realized by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
Backup Withholding and Information Reporting
Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed under FATCA may also apply to gross proceeds from the sale or other disposition of domestic corporate stock (including our stock); although, under proposed U.S. Treasury regulations published on December 18, 2018, no withholding would apply to such gross proceeds. The preamble to such proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign jurisdiction may modify these requirements. Accordingly, the entity through which our common stock is held may affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS, INTERGOVERNMENTAL AGREEMENTS OR TAX TREATIES.

UNDERWRITING
The selling stockholders are offering the shares of common stock described in this prospectus supplement through Barclays Capital Inc. and Goldman Sachs & Co. LLC, as the underwriters. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from the selling stockholders, the number of shares of common stock set forth opposite its name below.

Underwriters	Number of shares
Barclays Capital Inc.	2,500,000
Goldman Sachs & Co. LLC	2,500,000
Total	5,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriters are purchasing the shares of common stock from the selling stockholders at $17.70 per share (representing $88.5 million aggregate proceeds, before expenses). We will not receive any of the proceeds from the sale of shares of our common stock covered by this prospectus supplement. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom it may act as agents or to whom it may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.
The expenses of the offering are estimated at approximately $250,000 and are payable by us and the selling stockholders. We and the selling stockholders have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering in an amount up to $35,000.
No Sales of Similar Securities
We, the selling stockholders and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus supplement (the “Lock-Up Period”) without first obtaining the written consent of the underwriters (pursuant to certain limited exceptions in the lock-up agreements). Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•offer, pledge, sell or contract to sell any common stock,

•sell any option or contract to purchase any common stock,
•purchase any option or contract to sell any common stock,
•grant any option, right or warrant for the sale of any common stock,
•lend or otherwise dispose of or transfer any common stock,
•request or demand that we file or make a confidential submission of a registration statement related to the common stock, or
•enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The lock-up agreements include an exception of sales pursuant to existing 10b5-1 plans. Additionally, the lock-up agreements signed by certain of the Company’s directors and executive officers contain a carve-out to allow for the transfer of between 100,000 and 186,625 shares of the Company’s common stock per signatory. The total aggregate amount of shares of the Company’s common stock that may be sold during the Lock-Up Period pursuant to such carve-out is 286,625.
Stock Exchange Listing
Our common stock is listed on the Nasdaq under the symbol “FWRG.”
Market Making, Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the shares purchased by the underwriters in the offering. The underwriters may close out any covered short position by purchasing shares in the open market. “Naked” short sales are sales in excess of the shares purchased by the underwriters in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.
Neither we, the selling stockholders nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholders nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In that regard, the underwriters or their respective affiliates are acting as lenders under our Credit Agreement. All shares of our common stock offered by this prospectus supplement will be sold by the selling stockholders and we will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Therefore, none of the proceeds from this offering will be used to repay, all or in part, the Credit Agreement.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000, as amended (“FSMA”), except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a)to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
c)at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK

Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an exempt offer (“Exempt Offer”) in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and neither purports to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated, or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus supplement and the relevant offering documents and that he is not acquiring and has not been offered any shares in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and

Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law; or
(iv)as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain legal matters will be passed upon on behalf of the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
First Watch Restaurant Group, Inc.
Up to 5,000,000 Shares of Common Stock
41,564,784 Shares of Common Stock Offered by Selling Stockholders
We, First Watch Restaurant Group, Inc., may offer and sell up to 5,000,000 shares in the aggregate of our common stock, par value $0.01 (the “common stock”), and the selling stockholders named in this prospectus may offer and sell up to 41,564,784 shares in the aggregate of our common stock, in each case from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our common stock.
Each time we or any of the selling stockholders offer and sell shares of our common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.
This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.
We or the selling stockholders may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
As of November 3, 2022, our public float, which is equal to the aggregate market value of our outstanding common stock held by non-affiliates, was approximately $268,042,610 based on 59,199,619 shares of outstanding common stock, of which approximately 16,943,275 shares were held by non-affiliates, and a price per share of $15.82, the closing price of our common stock on that date.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FWRG.” On November 3, 2022, the last sale price of our common stock as reported on Nasdaq was $15.82 per share.
Investing in our common stock involves risk. See “Risk Factors” on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to 5,000,000 shares in the aggregate of our common stock, in each case from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 41,564,784 shares of our common stock. This prospectus provides you with a general description of the common stock that we or the selling stockholders may offer. Each time we or the selling stockholders offer and sell shares of our common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference,” and any applicable free writing prospectus, before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.
Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus related hereto we may specifically authorize to be delivered or made available to you. Neither we nor the selling stockholders (or any of our or their respective affiliates) have authorized anyone to provide you with different information. Neither we nor the selling stockholders (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. This prospectus and any applicable prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any applicable prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless the context requires otherwise, references to “our company,” “the Company,” “we,” “us,” “our” and “First Watch” refer to First Watch Restaurant Group, Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us. Our SEC filings are also available free of charge at our website (https://investors.firstwatch.com).
We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
•our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 23, 2022;
•our Quarterly Report on Form 10-Q for the quarter ended March 27, 2022, filed with the SEC on May 10, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 26, 2022, filed with the SEC on August 9, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 25, 2022, filed with the SEC on November 7, 2022;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2022; and
•our Current Reports on Form 8-K, filed with the SEC on October 6, 2021, March 11, 2022, May 26, 2022, June 21, 2022, August 19, 2022 and September 7, 2022.
In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Chief Legal Officer, General Counsel & Secretary
First Watch Restaurant Group, Inc.
8725 Pendery Place, Suite 201
Bradenton, FL 34201
Email: investorrelations@firstwatch.com

We maintain an internet site at https://www.firstwatch.com. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus (including any applicable prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus, or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words, such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 23, 2022 (our “Annual Report”), and our quarterly reports on Form 10-Q for the quarters ended March 27, 2022, June 26, 2022 and September 25, 2022, filed with the SEC on May 10, 2022, August 9, 2022 and November 7, 2022, respectively (our “Quarterly Reports”), which are incorporated by reference herein. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•adverse effects of the COVID-19 pandemic or other infectious diseases;
•uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events;
•our vulnerability to changes in economic conditions and consumer preferences;
•our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth;
•potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants;
•a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located;
•lower than expected same-restaurant sales growth;
•unsuccessful marketing programs and limited time new offerings;
•changes in the cost of food;
•unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants;
•our inability to compete effectively for customers;
•unsuccessful financial performance of our franchisees;
•our limited control over our franchisees’ operations;
•our inability to maintain good relationships with our franchisees;
•conflicts of interest with our franchisees;
•the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity;

•our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media;
•our limited number of suppliers and distributors for several of our frequently used ingredients;
•information technology system failures or breaches of our network security;
•our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection;
•our potential liability with respect to our gift cards under the property laws of some states;
•our failure to enforce and maintain our trademarks and protect our other intellectual property;
•litigation with respect to intellectual property assets;
•our dependence on our executive officers and certain other key employees;
•our inability to identify qualified individuals for our workforce;
•our failure to obtain or to properly verify the employment eligibility of our employees;
•our failure to maintain our corporate culture as we grow;
•unionization activities among our employees;
•employment and labor law proceedings;
•labor shortages or increased labor costs or health care costs;
•risks associated with leasing property subject to long-term and non-cancelable leases;
•risks related to our sale of alcoholic beverages;
•our inability to effectively manage our internal controls over financial reporting;
•costly and complex compliance with federal, state and local laws;
•changes in accounting principles applicable to us;
•our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism;
•our inability to secure additional capital to support business growth;
•our level of indebtedness; failure to comply with covenants under the New Credit Agreement (as defined in “Description of Material Indebtedness” in our Annual Report); and
•the interests of our private equity sponsor, Advent International Corporation, may differ from those of public stockholders.
See “Risk Factors” contained elsewhere in, and incorporated by reference into, this prospectus or any applicable prospectus supplement from our filings with the SEC, including our Annual Report, Quarterly Reports and our subsequent filings with the SEC, as incorporated by reference into this prospectus.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s award winning chef-driven menu includes elevated executions of classic favorites for breakfast, brunch and lunch. The Company is majority owned by Advent International Corporation (“Advent”), one of the world’s largest private-equity firms. On October 1, 2021, the Company’s common stock began trading on Nasdaq under the ticker symbol “FWRG.”
Corporate Information
First Watch Restaurant Group, Inc. was incorporated in Delaware on August 10, 2017, under the name AI Fresh Super Holdco, Inc. We changed our name on December 20, 2019 to First Watch Restaurant Group, Inc. Our principal executive offices are located at 8725 Pendery Place, Suite 201, Bradenton, FL 34201, and our telephone number is (941) 907-9800. Our corporate website address is www.firstwatch.com. Our corporate website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

RISK FACTORS
You should consider the specific risks described in our Annual Report and Quarterly Reports, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC that, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the common stock offered by us in this prospectus will be used for general corporate purposes, including working capital, paydown of then-existing debt, capital expenditures, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities. If we decide to use the net proceeds from a particular offering of common stock for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.
We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a description of (i) the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. We refer you to our amended and restated certificate of incorporation and amended and restated bylaws, each of which have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our amended and restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”
Authorized Capitalization
Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
At any meeting of stockholders at which directors are to be elected, directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our amended and restated certificate of incorporation, our bylaws or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or represented by proxy at the meeting and voting on the subject matter.
Dividend Rights
Holders of common stock share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Registration Rights
Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to a registration rights agreement.
Other Rights
Our stockholders have no preemptive or other rights to subscribe for additional shares. There are no redemption, conversion or sinking fund provisions applicable to our common stock. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and non-assessable.

Preferred Stock
Our Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.
Anti-takeover Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.
Classified Board of Directors
Our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that a director may be removed by the affirmative vote of the holders of a majority of the voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, and only for cause so long as our Board is classified. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Our classified Board could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Special Meetings of Stockholders and Advance Notice Requirements for Stockholder Meetings, Nominations and Proposals
Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board, the Chairperson of our Board or the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at an annual or special meeting other than as specified in the notice for such meeting or otherwise brought before the meeting by or at the direction of the Board or a duly authorized committee or authorized officer to whom the Board or committee delegated such authority. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with these advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that after the time that Advent collectively owns less than 50% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.
Section 203 of the Delaware General Corporate Law (“DGCL”)
Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions apply even if the business combination could be considered beneficial by some stockholders. Our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL and provides that Advent, their respective affiliates or successors, their transferees, and any group as to which such persons are party do not constitute interested stockholders for purposes of these provisions for so long as they collectively own, directly or indirectly, 10% or more of the voting power of our then outstanding shares of voting stock. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Amendment to Bylaws and Certificate of Incorporation
Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, without further stockholder action or (y) by the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, without further action by our Board.
Renouncement of Corporate Opportunity
Our amended and restated certificate of incorporation provides that, except as may be expressly agreed in writing between our company and Advent, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to and that may be a business opportunity for Advent or any of its managers, officers, directors, agents stockholders, members, partners, affiliates, and subsidiaries (other than our company and its subsidiaries) (“Exempted Persons”), even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such Exempted Persons are liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.
Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.
Listing
Our common stock is listed on Nasdaq under the symbol “FWRG.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS
The selling stockholders indicated below may resell from time to time up to 41,564,784 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The following table shows information as of November 3, 2022 regarding (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage of shares owned prior to completion of the offering is based on 59,199,619 shares of common stock outstanding as of November 3, 2022.

	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this prospectus	Shares of common stock beneficially owned after this offering
Name of selling stockholders	Number of shares(1)	Percentage of shares	Number of shares(1)	Number of shares	Percentage of shares
Funds managed by Advent International Corporation (2)	41,564,784	70.3%	41,564,784	—	—
_________________
(1)We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(2)Amount includes: (i) 2,491,060 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,703,830 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 2,016,017 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 3,148,034 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 7,597,956 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,241,000 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 1,061,357 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 314,520 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,786,461 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,591,066 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,546,259 shares of common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 5,843,137 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,181,978 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 2,004,711 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 1,194,738 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 1,085,797 shares of common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 91,942 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 573,012 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 110,480 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 76,438 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 904,991 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”).
GPE VIII GP S.à r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership.
Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds. Investment decisions by Advent are made by a number of individuals currently comprised of John L. Maldonado, David M. Mussafer and Bryan M. Taylor. The

address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 26, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
In connection with First Watch Restaurant Group, Inc.’s initial public offering, PricewaterhouseCoopers LLP (“PwC”) completed an independence assessment to evaluate the services and relationships with the Company and its affiliates that may bear on PwC’s independence under the SEC and PCAOB independence rules for the audit period commencing December 31, 2018. PwC informed the Company that, commencing in February 2020 and continuing through June 2020, a PwC member firm was engaged to provide permissible tax compliance services to a portfolio company controlled by Advent, which currently is the majority equity holder of the Company, pursuant to a contingent fee of approximately $40,000. The existence of the contingent fee is not in accordance with the SEC and PCAOB auditor independence rules.
PwC provided an overview of the facts and circumstances surrounding the contingent fee arrangement to our audit committee and management, including the entity involved, the fees earned and other relevant factors. Considering the facts presented, our audit committee and PwC have concluded that the contingent fee would not impair PwC’s application of objective and impartial judgment on any matters encompassed within the audit engagement performed by PwC for our financial statements as of and for the fiscal year ended December 27, 2020, and that no reasonable investor would conclude otherwise.

5,000,000 Shares
Common Stock

Prospectus Supplement

Barclays	Goldman Sachs & Co. LLC
August 6, 2025